UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 3, 2004

Interstate Power and Light Company
(Exact name of registrant as specified in its charter)

Iowa	0-4117-1	42-0331370
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 First Street, SE, Cedar Rapids, Iowa 52401
(Address of principal executive offices including zip code)

(319) 786-4411
(Registrant's telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

        On May 3, 2004, Interstate Power and Light Company (the “Company”) agreed to sell $100 million aggregate principal amount of its 6.30% senior debentures due 2034 in a public offering through Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Capital Inc., Well Fargo Brokerage Services, LLC and Utendahl Capital Partners, L.P. This offering is expected to close on May 6, 2004.

        The senior debentures are subject to a Registration Statement on Form S-3 (Registration No. 333-114065) that the Company filed with the Securities and Exchange Commission (“SEC”) relating to the public offering, pursuant to Rule 415 of the Securities Act of 1933, as amended, of up to an aggregate of $210,000,000 of securities of the Company. In connection with the Company filing with the SEC a definitive prospectus supplement, dated May 3, 2004, and prospectus, dated April 15, 2004, relating to the public offering of senior debentures described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 7. Financial Statements and Exhibits.”

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(1.1)	Purchase Agreement, dated May 3, 2004, among Interstate Power and Light Company and Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated May 3, 2004, creating the 6.30% Senior Debentures due 2034.

(5)	Opinion of Foley & Lardner LLP, dated May 3, 2004.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE POWER AND LIGHT COMPANY
Date: May 5, 2004	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K
Dated May 3, 2004

Exhibit
Number

(1.1)	Purchase Agreement, dated May 3, 2004, among Interstate Power and Light Company and Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated May 3, 2004, creating the 6.30% Senior Debentures due 2034.

(5)	Opinion of Foley & Lardner LLP, dated May 3, 2004.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).